                                                                     Exhibit 4.3


                                SUPPLEMENTAL INDENTURE

          This Supplemental Indenture, dated as of June 13, 2000 (this "Supplemental Indenture" or "Guarantee"), among Salter Housewares Ltd, GEC Avery Properties Limited, GEC Avery International Limited, GEC Avery Limited and Berkel (Ireland) Limited (the "Additional Guarantors"), SWT Finance B.V. (together with its successors and assigns, the "Issuer"), Weight-Tronix, LLC (the "Parent"), each other then existing Guarantor under the Indenture referred to below (together with the Parent, the "Guarantors"), and Bankers Trust Company, as Trustee under the Indenture referred to below.


                                W I T N E S S E T H:

          WHEREAS, the Issuer, the Guarantors and the Trustee have heretofore executed and delivered an Indenture, dated as of June 13, 2000 (as amended, supplemented, waived or otherwise modified, the "Indenture"), providing for the issuance of an aggregate principal amount of (Eurodollar)165.0 million of 12.5% Senior Subordinated Notes due June 1, 2010 of the Issuer (the "Notes");

          WHEREAS, Section 4.17 of the Indenture provides, subject to certain conditions, that the Parent will not permit any of its Restricted Subsidiaries which are not Guarantors to guarantee the payment of any Indebtedness of the Issuer, the Parent or any other Guarantor unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture providing for a Guarantee of such Restricted Subsidiary;

          WHEREAS, pursuant to Section 9.1 of the Indenture, the Issuer, the Parent, the other Guarantors and the Trustee are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Holder of Notes, to add Guarantors with respect to the Notes;

          WHEREAS, the Additional Guarantors are Restricted Subsidiaries of the Parent and pursuant to Section 4.17 are required to become Guarantors;

          WHEREAS, the Additional Guarantors, due to certain legal requirements applicable to them, were precluded from executing the Indenture at the time it was executed by the Issuer, the Trustee and the other Guarantors party thereto;

          WHEREAS, such legal requirements have now been satisfied;

          WHEREAS, each party hereto has duly authorized the execution and delivery of this Supplemental Indenture and has done all things necessary to make this Supplemental Indenture a valid agreement in accordance with its terms;

          NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Additional Guarantors, the Issuer, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

                                ARTICLE I

                                Definitions

          SECTION I.1 Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term "Holders" in this Guarantee shall refer to the term "Holders" as defined in the Indenture and the Trustee acting on behalf or for the benefit of such holders. The words "herein," "hereof" and "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

                                ARTICLE II

                       Agreement to be Bound; Guarantee

          SECTION II.1 Agreement to be Bound. The Additional Guarantors hereby become parties to the Indenture as Guarantors and as such will have all of the rights and be subject to all of the obligations and agreements of Guarantors under the Indenture. Each of the Additional Guarantors agrees to be bound by all of the provisions of the Indenture applicable to a Guarantor and to perform all of the obligations and agreements of a Guarantor under the Indenture.

          SECTION II.2 Guarantee. Each of the Additional Guarantors hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, jointly and severally with each other Guarantor, to each Holder of the Notes and the Trustee, the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the Issuer's Obligations under the Indenture and the Notes, including the payment of principal, premium, if any, interest, Liquidated Damages, if any, and Additional Amounts, if any, on the Notes, pursuant to Article XI of the Indenture on a senior subordinated basis.

          SECTION II.3 Subordination. Each of the Additional Guarantors hereby agrees to be bound by the subordination provisions of Article XII of the Indenture.


                                ARTICLE III

                                Miscellaneous

          SECTION III.1 Notices. All notices and other communications to the Additional Guarantors shall be given as provided in the Indenture to the Parent as provided in the Indenture for notices to the Issuer or any Guarantor.

          SECTION III.2 Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

          SECTION III.3 Governing Law. This Supplemental Indenture shall be governed by the laws of the State of New York.

          SECTION III.4 Severability Clause. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

          SECTION III.5 Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.

          SECTION III.6 Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

          SECTION III.7 Headings. The headings of the Articles and the sections in this Guarantee are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

          SECTION III.8 Conflicts. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Supplemental Indenture by any of the provisions of the TIA, such required provision shall control.

          SECTION III.9 Successors. All covenants and agreements in this Supplemental Indenture by the parties hereto shall bind their successors and assigns, whether so expressed or not.

          SECTION III.10 Effect of Headings. The Article and Section headings herein are for the convenience of reference only and shall not affect the construction hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.



                              Bankers Trust Company, as Trustee



                              By: /s/ Bankers Trust Company
                                 -------------------------------------
                                 Name:  Bankers Trust Company
                                 Title:



                              SWT Finance B.V.



                              By: /s/ SWT Finance B.V.
                                 -------------------------------------
                                  Name:   SWT Finance B.V.
                                  Title:



                              Weigh-Tronix, LLC



                              By: /s/ Weigh-Tronix, LLC
                                 -------------------------------------
                                  Name:  Weigh-Tronix, LLC
                                  Title:



                              SWT Holdings B.V.



                              By: /s/ SWT Holdings B.V.
                                 -------------------------------------
                                  Name:  SWT Holdings B.V.
                                  Title:


                              Weigh-Tronix, Inc.

                              By: /s/ Weigh-Tronix, LLC
                                 -------------------------------------
                                  Name:  Weigh-Tronix, LLC
                                  Title:


                              Mecmesin, Inc.



                              By: /s/ Mecmesin, Inc.
                                 -------------------------------------
                                  Name:  Mecmesin, Inc.
                                  Title:



                              Salter Weigh-Tronix Limited



                              By: /s/ Salter Weigh-Tronix Limited
                                 -------------------------------------
                                  Name:  Salter Weigh-Tronix Limited
                                  Title:



                              Berkel, Inc.



                              By: /s/ Berkel, Inc.
                                 -------------------------------------
                                  Name:  Berkel, Inc.
                                  Title:

                              Salter Housewares Holdings Limited



                              By: /s/ Salter Housewares Holding Limited
                                 --------------------------------------
                                  Name:  Salter Housewares Holding Limited
                                  Title:



                              Weigh-Tronix Canada, ULC



                              By: /s/ Weigh-Tronix Canada, ULC
                                 --------------------------------------
                                  Name:  Weigh-Tronix Canada, ULC
                                  Title:



                              Weigh-Tronix UK Limited



                              By: /s/ Weigh-Tronix UK Limited
                                 --------------------------------------
                                  Name:  Weigh-Tronix UK Limited
                                  Title:



                              Weigh-Tronix Delaware, Inc.



                              By: /s/ Weigh-Tronix Delaware, Inc.
                                 --------------------------------------
                                  Name:  Weigh-Tronix Delaware, Inc.
                                  Title:



                              Berkel USA, Inc.

                              By: /s/ Berkel USA, Inc.
                                 --------------------------------------
                                  Name:  Berkel USA, Inc.
                                  Title:



                              Berkel Products Co. Ltd



                              By: /s/ Berkel Products Co. Ltd
                                 -------------------------------------
                                  Name:  Berkel Products Co. Ltd
                                  Title:



                              Salter Housewares Ltd,
                              As Additional Guarantor



                              By: /s/ Salter Housewares Ltd
                                 --------------------------------------
                                  Name:  Salter Housewares Ltd
                                  Title:



                              GEC Avery Limited,
                              As Additional Guarantor


                              By: /s/ GEC Avery Limited
                                 --------------------------------------
                                  Name:  GEC Avery Limited
                                  Title:



                              Gec Avery Properties Limited,
                              As Additional Guarantor

                              By:/s/ GEC Avery Properties Limited
                                 ------------------------------------
                                  Name:  GEC Avery Properties Limited
                                  Title:



                              Gec Avery International Limited,
                              As Additional Guarantor



                              By: /s/ GEC Avery International Limited
                                 ------------------------------------
                                  Name:  GEC Avery International Limited
                                  Title:

                              Berkel (Ireland) Limited,
                              As Additional Guarantor


                              Signed, sealed and delivered by Larry Gunning, as lawful attorney for Berkel (Ireland) Limited



                              By: /s/ Berkel (Ireland) Limited
                                 ------------------------------------
                                    Name:
                                    Title:


                              Witnessed

                              By:
                                    Name:
                                    Title:

                              Occupation of Witness:


                              _______________________________

                              Address of Witness: